    As filed with the Securities and Exchange Commission on March  19, 2001
                                                           Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         TURBOSONIC TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                                          13-1949528
(State of incorporation)                    (I.R.S. Employer Identification No.)

                        550 Parkside Drive, Suite A-14
                       Waterloo, Ontario, Canada N2L 5V4
                                (519) 885-5513
  (Address and telephone number of registrant's principal executive offices)

                               Patrick J. Forde
                                   President
                        550 Parkside Drive, Suite A-14
                       Waterloo, Ontario, Canada N2L 5V4
                                (519) 885-5513
           (Name, address and telephone number of agent for service)

                 Copies of all communications and notices to:

                             Ira I. Roxland, Esq.
                         Sonnenschein Nath & Rosenthal
                          1221 Avenue of the Americas
                           New York, New York 10020
                              Tel: (212) 768-6700
                              Fax: (212) 768-6800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
     Title Of Shares          Amount To Be         Proposed Maximum               Proposed Maximum                 Amount Of
     To Be Registered          Registered       Aggregate Price Per Share(1)      Aggregate Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                 900,000 shs.              $0.52                             $468,000.00              $117.00
$.10 par value per share
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+  The information in this prospectus is not complete and may be changed. The  +
+  selling stockholders may sell these securities until the registration       +
+  statement filed with the Securities and Exchange Commission is effective.   +
+  This prospectus is not an offer to sell these securities and is not         +
+  soliciting an offer to buy these securities in any state where the offer or +
+  sale is not permitted.                                                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, Dated March 19, 2001

Prospectus

                         TURBOSONIC TECHNOLOGIES, INC.

                         900,000 shares of Common Stock

                                _______________


     The selling stockholders named on page 6 of this prospectus, whom we call the "selling stockholders," may use this prospectus to offer and sell from time to time up to 900,000 shares of our common stock. Our registration of these shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. We will receive none of the proceeds from any of these sales.

     Our common stock is quoted on the OTC Bulletin Board under the symbol TSTA. The closing price of our common stock on March 15, 2001 was $0.5200 per share.

     Please read the Risk Factors beginning on page 3 of this prospectus before making a decision to invest in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                _______________

                                     , 2001

                                  OUR BUSINESS

     TurboSonic Technologies, Inc. designs and markets integrated pollution control and industrial gas cooling/conditioning systems, including liquid atomization technology and dust suppression systems to ameliorate or abate industrial environmental problems, directly and through its subsidiaries.

     Our proprietary technology is designed to control a wide variety of air pollution control problems for industries including pulp and paper, wood products, mining, non-ferrous metallurgical, iron and steel, chemical, food and beverage, waste processing, hazardous and municipal solid waste incineration, power generation, automotive, and cement. We believe our products, which are designed to meet the strictest emission regulations for gaseous and particulate emissions, afford economic and technical advantages over conventional air pollution equipment.

     We were incorporated in Delaware in 1961. Our executive offices are located at Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N2L 5V4. Our telephone number is (519) 885-5513 and our website is located at www.turbosonic.com. The information on our website is not part of this prospectus.

                                 THE OFFERING

Common stock offered for sale by the
Selling stockholders                                 900,000 shares(1)

Common stock to be outstanding after offering        10,900,000 shares(2)
_____________
(1)  Represents 900,000 shares underlying options and warrants.
(2) Assumes the exercise of 900,000 options and warrants owned by the selling stockholders. This number excludes 640,000 shares of our common stock issuable upon exercise of outstanding options and warrants. An additional 110,000 shares are reserved for future grants under our stock option plan.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders. If the options and warrants which relate to all of these shares are exercised, we will receive gross proceeds, depending upon the respective exercise dates, of between $500,000 and $725,000, which we intend to use for working capital and other general corporate purposes.

                                 RISK FACTORS

     Prospective investors should consider carefully the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus prior to making an investment in our common stock.

The market for our products and services is dependent upon the continued existence and enforcement of stringent environmental regulations

     We design and sell air pollution control products and systems. The market for these products and systems is directly dependent upon the existence and enforcement of laws and regulations which limit or prohibit the release of pollutants into the atmosphere and impose substantial penalties for non-compliance. Legislative proposals introduced in the current session of the U.S. Congress seek abolition or reduced enforcement of many previously enacted environmental laws and regulations and would impose substantial impediments to the adoption of any additional environmental regulatory programs. The enactment of any such proposals into law or any reduction in the stringency of environmental law enforcement from present levels would likely result in a reduction in demand for our products and would hurt our business.

The market for environmental control products and systems is highly competitive

     The market for environmental control products and systems is characterized by substantial competition, based primarily on engineering and technological expertise, and quality of service. Additionally, most of our competitors are larger and have greater financial and other resources than us. Because virtually all contracts for our products and systems are obtained through competitive bidding, price is also a competitive factor and may be the most significant factor in certain instances. Although we believe that we compete on the basis of our technical expertise and reputation for service, there can be no assurance that we will maintain our competitive position in our principal markets.

Economic and other conditions in the international markets in which we operate can affect demand for our products and systems

     Approximately 4% and 17% of our revenues during the fiscal years ended June 30, 2000 and 1999, respectively, were derived from sales made outside of the United States and Canada. Our profitability and financial condition are materially dependent, therefore, on the success of our foreign sales efforts. Foreign sales are subject to certain inherent risks, including unexpected changes in regulatory and other legal requirements, tariffs and other trade barriers, great difficulty in collection of accounts receivable and potentially adverse tax consequences. There can be no assurance that these factors will not have any adverse impact on our future foreign sales and, consequently, on our operating results.

If we are unable to protect our intellectual property we may lose a valuable asset or incur costly litigation to protect our rights

     We rely on a combination of patents, trade and service marks, trade secrets and know-how to protect our proprietary technology and rights. There can be no assurance that our patents will not be infringed upon, that we would have adequate remedies for any such infringement, or that our trade secrets will not otherwise become known to or independently developed by competitors. There can also be no assurance that any patents now or hereafter issued to, licensed by or applied for by us will be upheld, if challenged, or that the protections afforded thereby will not be circumvented by others. Litigation may be necessary to defend our proprietary rights, which would result in significant cost to us and a diversion of effort of our personnel.

If we were unable to obtain bid and performance bonds, our business would be harmed

     While only one of the contracts performed by us to date has required us to procure bid and performance bonds, such requirements are prevalent for projects partially or fully funded by federal, state or local governments. A bid bond guarantees that a bidder will execute a contract if it is awarded the job and a performance bond will guarantee completion of the contract. There can be no assurance that we will be able to procure such bonds as needed, which could have an adverse effect on our future revenues.

Delays in receiving necessary governmental permits could harm our business

     All of our domestic projects generally require permits to be issued by one or more governmental agencies prior to the commencement of both construction and operation. Issuance of such permits is often delayed by political and other considerations. Permitting delays could cause extended delay or cancellation of one or more of our large projects, which would adversely impact our future revenues.

We rely extensively on third parties to manufacture our products and systems

     In most instances we do not manufacture or fabricate our own products or systems, relying instead upon the services of third party manufacturers and fabricators. We also do not engage in the field construction of our systems but rely on field construction subcontractors operating under the supervision of our own employees. The unavailability of the services of, or a substantial increase in pricing by a significant number of, these manufacturers, fabricators or subcontractors could adversely affect us. Given the number of manufacturers, fabricators and subcontractors which it utilizes and the availability of alternative sources, we do not believe that the loss of our relationship with any one firm would have a material adverse effect on our business.

If we incorrectly estimate the costs required to complete our projects, we will lose money on fixed-price contracts

     A portion of our contracts are fixed-price contracts, rather than contracts in which the client pays us on a time and materials basis. We estimate the costs required before submitting a bid on a fixed-price contract. Our receipt of a fixed price contract as a consequence of being the lowest competitive bidder carries the inherent risk that our actual performance costs may exceed the estimates upon which our bid for such contract was based. To the extent that contract performance costs exceed projected costs, our profitability could be materially adversely affected.

                        CAUTIONARY STATEMENT REGARDING
                          FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements including statements regarding, among other items, business strategy, growth strategy and anticipated trends in our business, which are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond our control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, including those set forth in "Risk Factors," describe factors, among others, that could contribute to or cause such differences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate.

                             SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the selling stockholders. We believe, based on information supplied by the following persons, that except as noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered by this prospectus.

                                Shares Beneficially        Common Stock Offered         Shares Beneficially Owned
        Names of              Owned Prior To Offering           By Selling                   After Offering
                              -----------------------                                        --------------
   Selling Stockholder               Number                    Stockholder               Number           Percent
   -------------------               ------                    -----------               ------           -------
Frederick H. Berlet                  341,010(1)                 200,000(1)               141,010            1.29%
Patrick J. Forde (2)                 869,158(1)                 200,000(1)               669,158            6.14%
Richard H. Hurd(2)                   211,938(3)                 100,000(3)               111,938            1.03%
Mark Quinn                           227,260(1)                 200,000(1)                27,260            0.25%
Dr. D.R. Spink, Sr.(2)             3,514,432(1)                 200,000(1)             3,314,432           30.41%

__________
(1)  Includes 200,000 shares underlying options or warrants.
(2)  Identifies one of our officers or directors.
(3)  Includes 100,000 shares underlying options or warrants.

     The sale of the selling stockholders' shares may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     The selling stockholders may effect the transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers, and in connection with these transactions, broker-dealers may engage in short sales of the shares. The selling stockholders may also sell shares short and deliver these shares to close out their short positions. Selling stockholders may also enter into option or other transactions with broker-dealers that involve the delivery of these shares to the broker-dealers, who may then resell or otherwise transfer such shares. A selling stockholder may also pledge these shares to a broker-dealer who, upon a default, may sell or otherwise transfer these shares. These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

     The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     We have advised the selling stockholders that during such time as they may be engaged in a distribution of the common stock covered by this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

                                 LEGAL MATTERS

     The validity of the shares of our common stock covered by this prospectus has been passed upon by Sonnenschein Nath & Rosenthal, New York, New York.

                                    EXPERTS

     The consolidated financial statements of TurboSonic Technologies, Inc. appearing in TurboSonic Technologies, Inc's Annual Report (Form 10-KSB/A) for the year ended June 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Statements contained in this prospectus or in documents incorporated by reference as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     For further information with respect to TurboSonic Technologies, Inc. and the common stock offered by this prospectus, we refer you to the registration statement. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's Web site at the following address: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it (File No. 0-21823), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

     . our Annual Report on Form 10-KSB/A for the year ended June 30, 2000, filed on September 28, 2000, as amended on February 28, 2001;

     . our Quarterly Report on Form 10-QSB/A for the three months ended September 30, 2000, filed on November 14, 2000, as amended on February 28, 2001;

     . our Quarterly Report on Form 10-QSB for the three and six month periods ended December 31, 2000, filed on February 20,2001; and

     . the description of our common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

     You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

       TurboSonic Technologies, Inc.
       550 Parkside Drive, Suite A-14
       Waterloo, Ontario, Canada  N2L 5V4
       (519) 885-5513

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Registration Statement:

          Filing Fee....................................     $  117.00
          Accounting Fees and Expenses..................      1,500.00
          Legal Fees and Expenses.......................      3,500.00
          Miscellaneous Expenses........................        883.00
                                                             ---------
             Total......................................     $6,000.00
                                                             ---------

Item 15.  Indemnification of Directors and Officers

     Except as set forth in this Item 15, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

     Article Fifteenth of the Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") provides that registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the registrant's directors to the registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit
Number     Description of Exhibit

   4.1  Registrant's Certificate of Incorporation(1)

   4.2    Amendment to registrant's Certificate of Incorporation(2)
   4.3    Registrant's Bylaws, as amended(2)
   4.4    Specimen certificate representing registrant's common stock(2)
   4.5 Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions and Other Distinguishing Characteristics of Special Voting Preferred Stock of the registrant(2)
   5.1    Opinion of Sonnenschein Nath & Rosenthal
  23.1    Consent of Ernst & Young LLP
  23.2 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)
  24.1 Power of Attorney (comprises a portion of the signature page to this registration statement)
____________
(1) Filed as an exhibit to registrant's registration statement on Form S-1, File No. 33-60856.

(2) Filed as an exhibit to registrant's annual report on Form 10-KSB for the year ended April 30, 1996.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement.

(2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterloo, Ontario, Canada, on March 16, 2001.

                                    TurboSonic Technologies, Inc.

                                    By: /s/ Patrick J. Forde
                                        --------------------
                                        Patrick J. Forde
                                        President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

          Signature                   Title                           Date
          ---------                   -----                           ----

/s/ Edward F. Spink         Chairman of the Board of             March  16, 2001
------------------------
Edward F. Spink             Directors (Principal
                            Executive Officer)

/s/ Patrick J. Forde        President, Secretary,                March  16, 2001
------------------------
Patrick J. Forde            Treasurer and Director
                            (Principal Financial and
                            Accounting Officer)

/s/ Richard H. Hurd         Director                             March  16, 2001
------------------------
Richard H. Hurd

/s/ Donald R. Spink, Sr.    Director                             March  16, 2001
------------------------
Dr. Donald R. Spink, Sr.